SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT No. 1)

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ProAssurance Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy statement, if Other Than the Registrant)

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EXPLANATORY NOTE

On April 12, 2024, ProAssurance Corporation (“ProAssurance,” “we,” “us,” “our,” and the “Company”) filed with the Securities and Exchange Commission its definitive proxy statement (the “Proxy Statement”) for the Company’s 2024 Annual Meeting of Stockholders to be held 9:00 am, Central Daylight Time on May 22, 2024 (the “Annual Meeting”). The purpose of this proxy supplement (“Supplement”) is to correct certain inadvertent errors included in the Proxy Statement, as described below. The Company urges you to read the Proxy Statement and this Supplement in their entirety. Except as specifically supplemented or amended by the information contained herein, all information set forth in the Proxy Statement remains unchanged.

Outstanding Shares

In the Proxy Statement, the Company inadvertently reported the incorrect number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) outstanding as of the close of business on March 25, 2024, the record date for the Annual Meeting (the “Record Date”), to be 63,260,704 shares. The correct number of shares of Common Stock outstanding was 63,178,556 shares. The Proxy Statement also inadvertently reported the incorrect number of treasury shares that cannot be voted at the meeting to be 9,192,209 shares as of the close of business on the Record Date. The correct number of treasury shares was 12,606,968 shares.

DIRECTOR COMPENSATION
(During Last Completed Fiscal Year)

Name	Fees Earned or Paid in Cash	Stock Awards ($)	NonEquity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Kedrick D. Adkins Jr	108,333	—	—	—	—	108,333
Bruce D. Angiolillo	180,000	—	—	—	—	180,000
Fabiola Cobarrubias	100,208	—	—	—	—	100,208
Samuel A. Di Piazza	92,500	—	—	—	—	92,500
Maye Head Frei	92,250	—	—	—	—	92,250
M. James Gorrie	86,667	—	—	—	—	86,667
Ziad R. Haydar	80,000	—	—	—	—	80,000
Frank A. Spinosa	86,667	—	—	—	—	86,667
Scott C. Syphax	86,667	—	—	—	—	86,667
Katisha T. Vance	90,000	—	—	—	—	90,000
Thomas A. S. Wilson, Jr.	86,667	—	—	—	—	86,667

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

Ownership by Our Directors and Executive Officers
The following table sets forth, as of March 25, 2024, information regarding the ownership of Common Stock by:
•our executive officers named in the Summary Compensation Table under “Executive Compensation,” which we refer to as the “Named Executive Officers;”
•our directors and director nominees; and
•all of our directors and executive officers as a group.

Stockholders	Amount & Nature of Beneficial Ownership(1)	Percent of Class
Directors
Kedrick D. Adkins Jr.	14,901	*
Bruce D. Angiolillo	17,563	*
Fabiola Cobarrubias	7,095	*
Samuel A. Di Piazza, Jr.	26,892	*
Maye Head Frei	13,209	*
M. James Gorrie	29,009	*
Ziad R. Haydar	22,423	*
Edward L. Rand, Jr.(2)	169,422	*
Frank A. Spinosa	24,232	*
Scott C. Syphax	7,095	*
Katisha T. Vance	16,070	*
Thomas A. S. Wilson, Jr.	27,009	*
Director Nominees
Richard J. Bielen	—	*
Staci M. Pierce	—	*
Other Named Executive Officers
Dana S. Hendricks	23,956	*
Jeffrey P. Lisenby	76,621	*
Kevin M. Shook	31,732	*
Robert D. Francis	9,623	*
All Directors, Director Nominees and Executive Officers as a Group (18 Persons)	516,852	1.02%

* Less than 1%.
(1) Except as otherwise indicated, the persons named in the above table have sole voting power and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The information as to the beneficial ownership of Common Stock has been furnished by the respective persons listed in the above table. The information excludes restricted stock units and performance shares granted to executive officers that are unvested. No executive officer holds unexercised stock options.
(2) Shares are held in a joint brokerage account for Mr. Rand and his spouse.

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